UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (earliest event reported): May 15, 2012

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16017 (Commission file number)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

441-295-2244
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On May 15, 2012, the Registrant announced that J. Robert Lovejoy, Interim Chief Executive Officer and Chairman of the Board of the Registrant, resigned as Interim Chief Executive Officer of the Registrant, effective as of May 15, 2012.   Mr. Lovejoy will continue as Chairman of the Board of the Registrant and will stand for reelection as a director of the Registrant at the annual general meeting of shareholders of the Registrant, which is scheduled to take place on June 7, 2012.  Also on May 15, 2012, Mr. Lovejoy resigned from the Search Committee of the Board of the Registrant, which was constituted to search for a permanent chief executive officer.

(c) On May 15, 2012, the Registrant also announced that Philip R. Mengel, 67, a director of the Registrant, will serve as Interim Chief Executive Officer and will replace Mr. Lovejoy as a member of the Search Committee of the Registrant, effective as of May 15, 2012, while the Registrant continues its search for a permanent chief executive officer.  Also on May 15, 2012, Mr. Mengel resigned as Chairman and member of the Audit Committee of the Board of the Registrant and as member of the Nominating and Governance Committee of the Board of the Registrant, and John D. Campbell, a director of the Registrant and an existing member of the Audit Committee, was designated Chairman of the Audit Committee.

In recognition of Mr. Mengel’s assumption of the Interim Chief Executive Officer role and expanded responsibilities, his compensation program was adjusted to include (a) an added monthly cash emolument of $55,000 and (b) an opportunity to earn and receive a discretionary bonus as determined by the Board of the Registrant.

Mr. Mengel joined Snow Phipps Group LLC in 2007, a private equity firm with about $1.2 billion of assets under management. Before that position, he served as Chief Executive Officer and director of United States Can Corporation in 2005 and 2006 when the company was sold following successful financial performance improvement under his leadership.  Mr. Mengel served as Chief Executive Officer of English, Welsh and Scottish Railway Ltd. in 1999 to 2003, the principal rail freight operator in Britain following privatization by the British government, and as Group Chief Executive of Ibstock PLC in 1995 to 1999, a British-based building products supplier, prior to the sale of that company. Mr. Mengel has been a director since 1999 of The Economist Group Ltd., a privately owned company that publishes “The Economist” magazine and other current affairs periodicals.

A copy of the press release announcing the events described under (b) and (c) above is annexed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release of the Registrant dated May 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.
Date: May 16, 2012	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release of the Registrant dated May 15, 2012.